UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

20/20 BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	57-2272107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15810 Gaither Road, Suite 235, Gaithersburg, MD	20877
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-292125

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock of 20/20 Biolabs, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-292125) (the “Registration Statement”) under the Securities Act of 1933, as amended, as initially filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2025, as subsequently amended by any amendments to such Registration Statement. Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 13, 2026	20/20 Biolabs, Inc.

	By:	/s/ Jonathan Cohen
Jonathan Cohen Chief Executive Officer

2